SCHEDULE 14C
                                 (RULE 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Check the appropriate box:
[X] Preliminary Information Statement    [ ] Confidential, For Use of the
[ ] Definitive Information Statement         Commission only

                               PLANET411.COM INC.

                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
      [X] No Fee Required
      [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and
          0-11 and 0-11.
      (1) Title of each class of securities to which transaction applies:

      -----------------------------------------------------------------------
      (2) Aggregate number of securities to which transactions applies:

      -----------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      -----------------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:

      -----------------------------------------------------------------------
      (5) Total fee paid:

      -----------------------------------------------------------------------
      [ ] Fee paid previously with preliminary materials:

      -----------------------------------------------------------------------
      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      -----------------------------------------------------------------------
      (2) Form, Schedule or Registration Statement no.:

      -----------------------------------------------------------------------
      (3) Filing party:

      -----------------------------------------------------------------------
      (4) Date filed:

      -----------------------------------------------------------------------

                               PLANET411.COM INC.

              Notice of Written Consent of Shareholders in lieu of
                         Special Meeting of Shareholders
                          Effective ____________, 2002
    -------------------------------------------------------------------------

TO OUR SHAREHOLDERS:

     Notice is hereby given that written consent of the shareholders of Planet411.com Inc. (the "Company") was obtained from holders of a sufficient number of shares of the Company's outstanding capital stock for the following purposes:

     (1) To accept the subscription by Victor Cantore for 52,000,000 shares of the Company's Common Stock and the issuance of such shares to Mr. Cantore upon his payment of $52,000 to the Company as consideration;

     (2) To appoint Victor Cantore as the sole member of the Company's Board of Directors; and

     (3) To amend the Company's Certificate of Incorporation to increase the Company's authorized capital from 80,000,000 shares to 210,000,001 shares, of which the number of authorized shares of Common Stock, $0.001 par value per share, was increased from 69,999,999 to 200,000,000, and the number of authorized shares of Preferred Stock, $0.001 par value per share, and Special Voting Stock, $0.001 par value per share, remained unchanged at, respectively, 10,000,000 shares and one share.

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY
     -----------------------------------------------------------------------

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        /s/ VICTOR CANTORE
                                        ------------------------------------
                                        PRESIDENT AND SECRETARY

8720 Dufrost, St-Leonard, Quebec, Canada, H1P 2Z5
March 11, 2002

                                                                Preliminary Copy
                                                              [Rule 14c-5(d)(1)]

                               PLANET411.COM INC.


                              Information Statement
             Relating to Written Consent of Shareholders in lieu of
                        a Special Meeting of Shareholders
                          Effective ____________, 2002

     This Information Statement is furnished in connection with written consents delivered by shareholders holding a sufficient number of shares of the capital stock of Planet411.com Inc. (the "Company"), a Delaware corporation, for the approval of the following actions:

     (1) the Company's acceptance of a subscription by Victor Cantore for 52,000,000 shares of the Company's Common Stock and the issuance of such shares to Mr. Cantore upon his payment of $52,000 to the Company as consideration;

     (2) the appointment of Victor Cantore as the sole member of the Company's Board of Directors; and

     (3) the amendment of the Company's Certificate of Incorporation to increase the Company's authorized capital from 80,000,000 shares to 210,000,001 shares, of which the number of authorized shares of Common Stock, $0.001 par value per share, was increased from 69,999,999 to 200,000,000, and the number of authorized shares of Preferred Stock, $0.001 par value per share, and Special Voting Stock, $0.001 par value per share remained unchanged at, respectively, 10,000,000 shares and one share.

     The close of business on November 14, 2001 was the record date for the determination of the shareholders who were given the opportunity to provide written consents to the Company in connection with the matters set forth in paragraphs (1) and (2). The close of business on March 11, 2002 was the record date for the determination of the shareholders who were given the opportunity to provide written consents to the Company in connection with the matters set forth in paragraph (3).

     On November 14, 2001, the record date for the shareholder actions set forth in (1) and (2) above, the Company had the following number of shares outstanding and entitled to vote on those matters with respect to which written consents were delivered: (a) 40,990,391 shares of Common Stock and (b) one share of Special Voting Stock, the holder of which is entitled to 8,364,998 votes with respect to the matters for which written consents were delivered, voting on parity with the holders of Common Stock. On March 11, 2002, the record date for the shareholder actions set forth in (3) above, the Company had the following number of shares outstanding and entitled to vote on those matters with respect to which written consents were delivered: (x) 51,300,391 shares of Common Stock and (y) one share of Special Voting Stock,

                                                                Preliminary Copy
                                                              [Rule 14c-5(d)(1)]

the holder of which is entitled to 8,364,998 votes with respect to the matters for which written consents were delivered, voting on parity with the holders of Common Stock.

     Definitive copies of this Information Statement are intended to be released to security holders on or about April 8, 2002.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
                                SEND US A PROXY

                               Matters Approved by
               Holders of a Majority of the Company's Common Stock
       and any Other Shares Entitled to Vote with Holders of Common Stock

Introduction

     For the reasons set forth below, the Board of Directors believes that the best interests of the Company and its shareholders were served by adopting the resolutions set forth on the first page of this Information Statement and further discussed in the following paragraph. The Board of Directors has approved the resolutions identified in paragraphs (1) and (3) of the first page of this Information Statement, and has received the written consent of shareholders who hold a sufficient number of shares of the Company's outstanding capital stock for the adoption of those resolutions.

     As result of the Company's failure to successfully implement its revised business plan, it ceased operations on October 16, 2001. At that time, the Company's remaining employees, officers and directors resigned. Since October 16, 2001, the shareholders who approved the resolutions to which this Information Statement relates have determined that because the Company had very limited assets and no operating business, the Company should seek a suitable candidate to merge with or acquire the Company. To further these efforts, those shareholders, by written consent dated November 14, 2001, approved the sale of 52,000,000 shares of the Company's Common Stock to Victor Cantore for $52,000 and elected Victor Cantore as the sole Director of the Company. Additionally, those shareholders, by written consent dated March 11, 2002, approved an amendment to the Company's Certificate of Incorporation increasing the Company's authorized Common Stock from 69,999,999 shares to 200,000,000 shares, which would provide the Company with sufficient authorized shares to allow the issuance of the shares to Mr. Cantore.

Security Ownership Of Certain Beneficial Owners And Management

     The following table sets forth the beneficial ownership of the Company's Common Stock on March 1, 2002 by (i) each person known by the Company to beneficially own five percent or more of the Company's outstanding Common Stock,
(ii) each of the Company's executive officers and directors (there are no director nominees at this time) and (iii) all of the Company's executive officers and directors as a group. Except as otherwise indicated, all shares of Common Stock are beneficially owned, and investment and voting power is held, by the person or entity named as owner.

                    Name and Address                           Amount and Nature              Percentage
                  of Beneficial Owner                       of Beneficial Owner(a)           of Class(a)
                  -------------------                       ----------------------           -----------
           Victor Cantore (1)                                   52,375,000 (2)                  56.1%
           Frank Cantore (3)                                    10,310,000(4)                   20.1%
           Le Deck Global Holdings Limited (5)                    9,091,591 (6)                 18.2%
           Stephane Chouinard (7)                                 6,951,180 (8)(11)             14.6%
           Joseph Farag (9)                                       6,651,180 (10)(11)            14.0%
           Cybersys Solutions Inc. (12)                           6,025,044                     12.8%
           David Cullen (13)                                      2,400,000                      5.5%
           Elaine Kavanagh (13)                                   2,400,000                      5.5%
           John Cullen (13)                                       2,400,000                      5.5%
           Sandra Cullen (13)                                     2,400,000                      5.5%
           Denise McCue (13)                                      2,400,000                      5.5%
           Paul McCue (13)                                        2,400,000                      5.5%
           David McNamara (13)                                    2,400,000                      5.5%
           Imelda McNamara (13)                                   2,400,000                      5.5%
           Janet Shanahan (13)                                    2,400,000                      5.5%
           Declan Sweeney (13)                                    2,400,000                      5.5%

          Management:
           Executive Officers and Directors                      52,375,500                     56.1%
              As a group (one) (1)

     (a) Calculated according to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by the holder of such options, warrants, rights or conversion privileges, but not deemed outstanding for the purpose of calculating the percentage owned by any other party listed.

     (1) Mr. Cantore is the sole director, President and Secretary of the Company. Mr. Cantore's address is the same as the Company's address.

     (2) The number of shares identified as held by Mr. Cantore includes 52,000,000 shares of the Company's Common Stock to be issued to Mr. Cantore 20 days after the definitive copy of this Information Statement is filed with the SEC. The number of shares of Common Stock identified as held by Mr. Cantore also includes options for up to 250,000 shares of the Company's Common Stock that are currently exercisable and options for up to 125,000 shares of the Company's Common Stock that will be exercisable beginning April 1, 2002, and excludes options for 250,000 shares of the Company's Common Stock that are not exercisable within 60 days of March 1, 2002.

     (3)  Frank Cantore's address is 4517 Namur, Pierrefonds (Quebec) Canada.

     (4) All of the shares identified as held by Frank Cantore are shares of the Company's Common Stock to be issued 20 days after the definitive copy of this Information Statement is filed with the SEC.

     (5)  P.O. Box N-7047, Providence House, East Hill Street, Nassau, Bahamas.

     (6) The number of shares identified as held by Le Deck Global Holdings Limited includes (a) 8,927,267 shares of the Company's Common Stock owned by this entity and (b) warrants for up to 164,324 shares of the Company's Common Stock. The number of shares identified excludes warrants for up to 164,324 shares of the Company's Common Stock that are not exercisable within 60 days of March 1, 2002.

     (7)  2039 Bord du Lac Road, Ile Bizard (Quebec), H9C 2N9, Canada.

     (8) Includes (a) 2,430,949 Exchangeable Shares owned personally by Mr. Chouinard, (b) 3,224,605 Exchangeable Shares owned by a holding company, the equity and control of which are shared equally by Mr. Chouinard and Joseph Farag, (c) 170,626 Exchangeable Shares owned by a holding company, the equity and control of which are shared equally by Messrs. Chouinard and Farag, (d) options for up to 1,000,000 shares of the Company's Common Stock that are presently exercisable and (e) options for up to 125,000 shares of the Company's Common Stock that will be exercisable beginning April 1, 2002. Excludes options for up to 250,000 shares of Common Stock that are not exercisable within 60 days of March 1, 2002. Mr. Chouinard disclaims beneficial ownership of one half of the Exchangeable Shares described in clauses (b) and (c) of the first sentence of this note.

     (9)  50 Quinlin PH 3 St-Laurent, Montreal (Quebec), H4N 3A5, Canada.

     (10) Includes (a) 2,430,949 Exchangeable Shares owned personally by Mr. Farag, (b) 3,224,605 Exchangeable Shares owned by a holding company, the equity and control of which are shared equally by Mr. Farag and Stephane Chouinard, (c) 170,606 Exchangeable Shares owned by a holding company, the equity and control of which are shared equally by Messrs. Farag and Chouinard, and (d) options for up to 775,000 shares of the Company's Common Stock. Mr. Farag disclaims beneficial ownership of one half of the Exchangeable Shares identified in clauses (b) and (c) of the preceding sentence.

     (11) Please see the discussion following this table for information regarding the Exchangeable Shares referred to in this table and in the notes thereto. Voting rights in respect of the Exchangeable Shares and the corresponding share of Special Voting Stock are jointly held by Joseph Farag, Stephane Chouinard and Johnson Joseph as mandataries under the Voting, Support and Exchange Trust Agreement described below. No beneficial ownership has been attributed to any of Messrs. Farag, Chouinard or Joseph merely by virtue of their role as mandataries.

     (12) 2060 de la Montagne Street, Montreal (Quebec), H3G 1Z7, Canada.

     (13) All shares owned by these individuals are registered in the name of Bank August Roth AG, Bellariastrasse 23, Zurich, Switzerland, as nominee. Based on the Company's books and records, the address for David Cullen and Elaine Kavanagh is 17 Oakwood Close, Dublin 11, Ireland; the address for John and Sandra Cullen is 21 Blunden Drive, Dublin 5, Ireland; the address for Denise and Paul McCue is 12 The Green, Mulhuddart Co., Dublin, Ireland; the address for David and Imelda McNamara is 21 Montpelier Drive, Dublin 7, Ireland; and the address for Janet

          Shanahan and Declan Sweeney is 392 Bayouster, Celbridge Co., Kidare, Ireland. The Company has inquired but has not received responses regarding the nature of the relationships between the individuals living at the same address, or whether any of these individuals act as a "group" for purposes of the Exchange Act. Solely for purposes of this disclosure only, and without any intent to attribute or disclaim the actual beneficial ownership of these shares, the share ownership of those individuals having the same address have been grouped together in the preceding table. Since the issuance of the shares in 1999, the Company has not received any notification from Bank August Roth AG that the number of shares owned by any of such individuals has changed.

Exchangeable Shares

     In addition to Common Stock, the Company has authorized the issuance of one share of Special Voting Stock. That share of Special Voting Stock is issued and held jointly as set forth in note 11 to the preceding table. The holders of that share of Special Voting Stock is entitled to the number of votes as is equal to the number of Exchangeable Shares issued and outstanding, which voting is on parity with the voting rights of holders of Common Stock, except as otherwise set forth below.

     The Exchangeable Shares are shares of capital stock of 3560309 Canada Inc. ("Canco"), a subsidiary of the Company. Canco has issued and outstanding the following class and number of shares: (i) 8,364,998 Exhangeable Shares; and (ii) 8,400 Preferred Shares. Each Preferred Share is convertible into Exchangeable Shares according to a ratio of one Preferred Share and CDN $5.00 (equivalent to US $3.14 applying the closing exchange rate of US $0.6280=CDN$1.00 as at November 14, 2001) for one Exchangeable Share.

     In addition to the rights appurtenant to the Exchangeable Shares of Canco described in the preceding discussion, the Exchangeable Shares of Canco effectively may be exchanged at any time by their respective holders, on a share-for-share basis, for shares of Common Stock of the Company, as follows:

     (a) An Exchangeable Share is redeemable at the option of its holder in consideration for shares of the Company's Common Stock plus accrued and unpaid dividends thereon.

     (b) Under the terms of the Voting Agreement described below, the Company granted to the trustee thereunder (as mandatary) for and on behalf of, and for the use and benefit of, the beneficial owners of Exchangeable Shares (other than subsidiaries of the Company) the right (the "Exchange Right"), upon the occurrence and during the continuance of an insolvency or liquidation event such as a bankruptcy or comparable event, to require the Company to purchase from each or any of such beneficial owners all or any part of the Exchangeable Shares held by such beneficial owner, all in accordance with the provisions of the Voting Agreement.

     (c) The rights of the beneficial holders are subject to the right of Planet 411 (Nova Scotia) Company ("Novaco"), a wholly-owned subsidiary of the Company, to acquire such

          Exchangeable Shares from the owner thereof, for generally the same consideration as is payable upon the exercise of Novaco of a call right that it has with respect to the Exchangeable Shares.

     The purchase price payable by the Company for each Exchangeable Share to be purchased by the Company is an amount per share equal to (a) the current price of a share of the Company's Common Stock on the last business day prior to the day of closing of the purchase and sale of such Exchangeable Share, which shall be satisfied in full through the delivery of one share of the Company's Common Stock, plus (b) accrued and unpaid dividends, if any. The purchase price for each such Exchangeable Share so purchased may be satisfied only by delivery to the trustee under the Voting Agreement, on behalf of the relevant beneficial owner, of one share of the Company's Common Stock and a check for the balance, if any, of the purchase price. To cause the exercise of the Exchange Right by the trustee, the aforementioned beneficial owners must deliver to the trustee certain instruments to give effect to the transfer of the shares and payment of the taxes (if any) payable as contemplated by the Voting Agreement.

     Additional provisions in Canco's articles of incorporation related to the Exchangeable Shares include the following:

     Restrictions on Canco's Payments of Dividends and Distributions. Without the consent of the holders of the Exchangeable Shares, for so long as any Exchangeable Shares are outstanding (unless the conditions set forth in the following discussion of the Voting Agreement are met):

     o Canco shall pay no dividends (other than stock dividends paid in such shares) on, redeem, make capital contributions with respect to, or purchase junior shares ranking junior to the Exchangeable Shares;

     o Canco shall not issue any shares ranking superior to the Exchangeable Shares; and

     o Canco shall neither redeem nor purchase other shares of Canco ranking equally with the Exchangeable Shares with respect to dividends or liquidation distributions.

     Liquidation Preference. Upon the liquidation or dissolution of Canco, holders of Exchangeable Shares shall be entitled to receive an amount per share equal to (a) the current price of a share of the Company's Common Stock on the last business day prior to the day of closing of the purchase and sale of such Exchangeable Share, which shall be satisfied in full by causing to be delivered to such holder one share of the Company's Common Stock, plus (b) accrued and unpaid dividends, if any.

     Voting Rights. Holders of Exchangeable Shares are only entitled to notice of and to vote at meetings of Canco's shareholders to the extent that the subject matter of such meetings relates to the dissolution of Canco or the sale, lease or exchange of all or substantially all of Canco's property other than in the ordinary course of business.

Voting Agreement.

     On May 13, 1999, the Company, Canco, Novaco, certain other entities that are affiliated with the Company and each of Joseph Farag, Stephane Chouinard and Johnson Joseph, in their capacities as mandataries for shareholders of a former subsidiary of the Company, entered into a Voting, Support and Exchange Trust Agreement (the "Voting Agreement"). This agreement has been assigned to and assumed by the Company. In addition to the rights with respect to the exchange of the Exchangeable Shares in Canco for shares in the Company described in the preceding discussion, the Voting Agreement and Canco's articles of incorporation each provide that dividends and/or distributions of any kind may not be paid on or with respect to the Company's Common Stock unless Canco pays the same amount of dividends and/or distributions, as applicable (or otherwise distributes the economic equivalent of same), to the holders of Exchangeable Shares. Record and payment dates for all dividends and distributions by the Company and Canco are to be identical. Furthermore, the Voting Agreement and Canco's articles of incorporation each provide that the Company may not effect (a) any subdivisions, consolidations or reclassifications of the Company's Common Stock or (b) any merger of the Company (or other similar corporate event) affecting the Company's Common Stock, without the prior approval of the holders of the Exchangeable Shares if such action would cause an economic change in the rights of the holders of the Exchangeable Shares.

     For purposes of the preceding discussion, the three trustees under the Voting Agreement, Messrs. Farag, Chouinard and Joseph, are acting as mandataries under a special mandate executed by 9066-4871 Quebec Inc., a former subsidiary of the Company, and its shareholders. The mandataries' purposes thereunder are to hold all of the Exchangeable Shares, to hold one share of the Company's Special Voting Stock (including the exercising the voting rights attaching thereto), and to exercise retraction rights attaching to the Exchangeable Shares. The Voting Agreement sets forth the mechanisms for carrying out and administering these purposes.

Acquisition of Control Over the Company

     Twenty (20) days after the date on which the definitive copy of this Information Statement is filed with the SEC, the Company will issue 52,000,000 shares of Common Stock to Victor Cantore. Upon that issuance, Mr. Cantore will hold the number of shares reported on the preceding table and, as set forth, will possess voting control over 56% of the Company's outstanding capital stock. Mr. Cantore obtained the funds for those shares of Common Stock from personal sources.

     When such shares are issued to Mr. Cantore, 10,310,000 shares of the Company's Common Stock will also be issued to Frank Cantore, Mr. Cantore's brother. As discussed in the Company's Form 10-QSB for the period ended December 30, 2001, filed with the SEC on February 14, 2001, in December 2001, the Company agreed to sell 10,310,000 shares of Common Stock to Frank Cantore for $10,310. The purchase price was paid when the Company and Frank Cantore entered into the agreement. Under the agreement, the shares are to be issued concurrently with the 52,000,000 shares to be issued to Mr. Cantore.

Directors, Executive Officers, Promoters And Control Persons: Compliance With
Section 16(a) Of The Exchange Act

     The name, age, and offices of the sole Director and executive officer of the Company are set forth below:

     NAME                             AGE         POSITION WITH COMPANY
     ----                             ---         ---------------------

     Victor Cantore                   36          President; Secretary; Director

     Mr. Cantore became the Company's President, Secretary and sole Director on November 14, 2001. Since 1999, Mr. Cantore operated his own venture capital fund, Cantore Capital. From June 1992 to April 1999, he was an investment advisor with RBC Dominion Securities and Tasse & Associes.

All offices and directorships are held for a term of one year or until a successor is duly elected and qualified.

     All of the Company's other officers and directors have resigned.

Certain Relationships and Related Transactions

     In fiscal 2000, the Company entered into the following related party transactions:

     o Subcontracting fees aggregating $134,440 were accrued for computer support services and equipment to a company controlled by Varujan Tasci, an officer and equityholder of the Company,

     o Subcontracting fees aggregating $289,048 were accrued for professional services to SBA Serge Bujold and Associates Inc., which is owned by Serge Bujold, at a time when Mr. Bujold was not affiliated with the Company.

     o Commissions of $211,214 were earned by Victor Cantore in connection with the Company's raising of capital. Mr. Cantore owns ec-Assist Inc., a then principal shareholder of the Company. Mr. Cantore became the Company's sole officer and director on November 14, 2001.

     In addition, in June 2001 the Company issued warrants to purchase 4,000,000 shares of Common Stock at an exercise price of $0.0785 per share to Le Deck Global Holdings Limited, a principal shareholder of the Company, as a nominee for the Company. The warrants were to be used in settlements, if any, to be negotiated by 9066, the Company's former subsidiary, with its creditors. Because 9066 is now defunct, the Company is of the opinion that the warrants, which were to expire in November 2002, are no longer exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

     The following persons did not file reports required to be filed during the fiscal year ended June 30, 2001 under Section 16(a) of the Exchange Act.

              Name of                      Number of                     Number of
         Reporting Person              Reports Not Filed          Transactions Not Reported
         ----------------              -----------------          -------------------------
         Victor Cantore                        1                              1
         Diane Laurence (1)                    1                              1
         Robert Lafleur (1)                    1                              1
         Varujan Tasci (1)                     1                              2
         Jean-Marie Grange (1)                 1                              1
         Jeffrey Loy (2)                       1                              1
         Johnson Joseph (1) (2)                1                              2
         Serge Bujold (1) (2)                  1                              1
         ec-Assist Inc. (3)                    1                              1

              (1)  Former officer of the Company
              (2)  Former director of the Company
              (3)  A company owned by Victor Cantore

     In addition, the Company has been unable to determine whether the following 10% shareholders have filed reports required under Section 16(a) during fiscal 2001.

         Name of                             Number of                            Number of
     Reporting Person                    Reports Not Filed                Transactions Not Reported
     ----------------                    -----------------                -------------------------
     Cybersys Solution Inc.                      1                                    1
     Le Deck Global Holdings Limited             1                                    1

     The Board of Directors has no standing audit, nomination or compensation committees.

     During the last full fiscal year, 23 meetings of the Company's Board of Directors were held.

Executive Compensation

     The following table sets forth, for the period indicated, all compensation awarded to, earned by or paid to the Company's Chief Executive Officer during the Company's last two fiscal years. No other person who was serving as an executive officer as of the end of the Company's 2001 fiscal year, or for whom disclosure would be required in this Information

Statement but for the fact that he or she was not serving as an executive officer as of the end of the 2001 fiscal year, received annual salary and bonus in excess of $100,000 for such fiscal year.

                           Summary Compensation Table

---------------------------------------------------------------------------------------------------------------------
                                                                                           Long Term Compensation-
Name and Principal Position              Fiscal Year     Annual Compensation-Salary     Securities underlying Options
---------------------------------------------------------------------------------------------------------------------
                                             2001                 $112,380                          41,667 (2)
Serge Bujold (1)                                                                                 1,713,417 (3)
Chief Executive Officer,                                                                            10,000 (4)
President                               -----------------------------------------------------------------------------

                                             2000 (5)              $24,028                         108,333 (6)
                                                                                                 1,250,000 (7)
                                                                                                    25,000 (8)
---------------------------------------------------------------------------------------------------------------------

     (1) Mr. Bujold resigned as an officer and director of the Company on October 16, 2001.

     (2) These options to purchase 41,667 shares of Common Stock were granted during the first quarter of fiscal 2001, in lieu of payment of $4,807 of salary. These options have a strike price of $1.81, one quarter of the options vested in March 2001, one quarter vested in September 2001, and the balance vest in March 2002. The options expire in March 2005.

     (3) These options have a strike price of $0.1875, vested in January 2001, and expire in December 2010.

     (4) These options have a strike price of $0.18. One quarter of the options vested in April 2001, one quarter will vest in April 2002, and the balance will vest in April 2003. The options expire in February 2011.

     (5)  Mr. Bujold was hired on March 27, 2000.

     (6) Mr. Bujold's annual compensation for fiscal 2000 included options to purchase 108,333 shares of Common Stock granted in June 2000, in lieu of payment of $12,277 of salary. These options have a strike price of $1.81. One quarter of the options vested in March 2001, one quarter vested in September 2001, and the balance vest in March 2002. The options expire in March 2005.

     (7) These options have a strike price of $2.00, have the same vesting schedule as set forth in footnote (6), and expire in March 2005.

     (8) These options have the same strike price, vesting schedule and expiration date as the options described in footnote (7).

     As previously reported, as a result of the Company's failure to successfully implement its revised business plan, it ceased operations on October 16, 2001. At that time, the Company's remaining employees, officers and directors resigned. Through one of the written consents of shareholders to which this Information Statement relates, Victor Cantore was elected sole Director of the Company on November 14, 2001. Subsequent to that election, by written consent of Mr. Cantore as the Company's sole director, Mr. Cantore was appointed President and Secretary of the Company on November 14, 2001. Mr. Cantore will not receive compensation in consideration for his service as the Company's only executive.

Option Grants in Last Fiscal Year

     The following table reflects option grants to the Company's Chief Executive Officer during the Company's last completed fiscal year

------------------------------------------------------------------------------------------------------------------
                              Number of             Percent of Total
                             Securities             Options Granted
                          Underlying Options        to Employees in       Exercise Price
        Name                   Granted                Fiscal Year            ($/Share)          Expiration Date
------------------------------------------------------------------------------------------------------------------
Serge Bujold                     10,000                    0.2%                $0.18            February 28, 2001
                  ------------------------------------------------------------------------------------------------
                              1,713,417                   34.2%                $0.1875          December 31, 2010
                  ------------------------------------------------------------------------------------------------
                                 41,667                    0.8%                $1.81            March 2, 2005
------------------------------------------------------------------------------------------------------------------

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

     The following table reflects the fiscal year-end value of unexercised options held by the Company's Chief Executive Officer. No options were exercised by the Chief Executive Officer during fiscal 2001.

-------------------------------------------------------------------------------------------------------------------
                             Number of Securities Underlying                       Value of the Unexercised
                          Unexercised Options at Fiscal Year-End           In-the-Money Options at Fiscal Year-End
       Name                     Exercisable/Unexercisable                         Exercisable/Unexercisable
-------------------------------------------------------------------------------------------------------------------
Serge Bujold                      2,072,167 / 1,076,250                                    $0 / $0
-------------------------------------------------------------------------------------------------------------------


Compensation of Directors

     The Company has no standard arrangements pursuant to which Directors are compensated for services provided as directors. No remuneration or directors' fees were paid to directors of the Company during the fiscal years ended June 30, 2000 and June 30, 2001, with the exception of reimbursement of expenses. Directors of the Company were eligible in fiscal 2001 to receive grants of stock options under the Company's 2000 Stock Option Plan and 2001 Stock Option Plan. In fiscal 2001, options were granted to three directors--Serge Bujold, Johnson Joseph and Jeffrey Loy--to purchase 10,000 shares each at an exercise price of $0.18 per share. One quarter of the options vested in April 1, 2001, one quarter will vest in April 2002, and the balance will vest in April 2003. The options expire in February 2011.

Long-Term Incentive Plans

     The Company has no long-term incentive plans.

Employment Agreements

     The Company does not have an employment agreement with Victor Cantore, its sole officer.

Independent Public Accountants

     For the fiscal year ended June 30, 2001, Raymond Chabot Grant Thornton, General Partnership, Chartered Accountants served as the Company's principal accountants. As the Company has effectively ceased all operations, no selection or recommendation of accountants has been made for the current fiscal year.

Audit Fees

     The aggregate fees billed by the Company's accountants for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2001 and the reviews of the financial statements in the Company's quarterly reports for that fiscal year were $10,325.

Financial Information Systems Design and Implementation Fees

     The Company's accountants did not render any services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X under the Securities Act of 1933 and the Securities Exchange Act of 1934.

All Other Fees

     During the fiscal year ended June 30, 2001, no other fees were billed by the Company's accountants.

     The Board of Directors has not considered whether the provision of services by the Company's accountants is compatible with maintaining the independence of the Company's principal accountants.

Authorization or Issuance of Securities Otherwise Than For Exchange

     As previously disclosed in this Information Statement, a written consent of the Company's shareholders was obtained accepting Victor Cantore's subscription for 52,000,000 shares of the Company's Common Stock in exchange for $52,000, appointing Mr. Cantore as the sole member of the Company's Board of Directors and amending the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock. Twenty (20) days after the date on which the definitive copy of this Information Statement is filed, the Company will issue 52,000,000 shares of the Company's Common Stock to Victor Cantore in consideration for the payment of $52,000 that he has made to the Company. The net proceeds received by the Company from Mr. Cantore will be used to fund the Company's efforts to identify a party that will acquire or merge with the Company.

     In addition, in December 2001 the Company agreed to sell 10,310,000 shares of Common Stock to Frank Cantore, Mr. Cantore's brother, for $10,310. The purchase price was paid when the Company and Frank Cantore entered into the agreement. Under the agreement, the shares are to be issued concurrently with those to be issued to Mr. Cantore.

Vote Required

     The Company has already received the affirmative vote of holders of a majority of the outstanding shares of Common Stock and all other shares of the Company's capital stock entitled to vote on parity with the Common Stock, as required under Delaware law, to approve the matters discussed in this Information Statement. The Company has no shares of Preferred Stock outstanding.

           ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                       REQUESTED NOT TO SEND US A PROXY.